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                                                                     EXHIBIT 3.3




              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After Issuance of Stock)

Gold Coast Resources, Inc.
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                               Name of Corporation

the undersigned          David Newren                                        and
                ------------------------------------------------------------
                                         President

Helen Napoleon                          of   Gold Coast Resources, Inc.
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          Secretary                                Name of Corporation

do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened, held on the 3rd day of December, 1998 adopted a resolution to amend the original articles as follows:

         ARTICLE I is hereby amended to read as follows:

         The name of the Corporation is Global Datatel, Inc.

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 15,150,867, that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                        s/
                                        ----------------------------------------
                                        David Newren, President


                                        s/
                                        ----------------------------------------
                                        Helen Napoleon, Secretary

State of California      )
                         ) ss.
County of Sacramento     )

         On       day of December, 1998, personally appeared before me, a Notary
Public, Helen Napoleon who acknowledged that she executed the above instrument.

                                        ----------------------------------------
                                        Signature of Notary

STATE OF UTAH            )
                         ) ss.
COUNTY OF SALT LAKE      )

On the 3rd day of December, 1998, personally appeared before me a Notary Public, David Newren, who acknowledged that he executed the above instrument.

                                        s/Bonnie Jean C. Tippetts
                                        ----------------------------------------
                                        Notary Public